Exhibit 3.16

CONTRIBUTION AGREEMENT

BETWEEN

GIBSON ENERGY LTD.

OF THE FIRST PART

- and -

CANWEST PROPANE PARTNERSHIP

OF THE SECOND PART

DATED THE 1st day of October, 2008.

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS AND INTERPRETATION		1

1.1	DEFINITIONS	1
1.2	SCHEDULES	4
1.3	REFERENCES	4
1.4	KNOWLEDGE OR AWARENESS	4
1.5	HEADINGS	4
1.6	SINGULAR/PLURAL	4
1.7	DERIVATIVES	4
1.8	STATUTORY REFERENCES	4
1.9	CURRENCY	5
1.10	INCLUDING	5
1.11	NO STRICT CONSTRUCTION	5
1.12	CONFLICTS	5

ARTICLE 2 CONTRIBUTION AND PARTNERSHIP INTERESTS		5

2.1	CONTRIBUTION OF ASSETS	5
2.2	EXCLUDED ASSETS	7
2.3	PARTNERSHIP INTERESTS	7
2.4	EFFECTIVE TIME	7
2.5	ATTRIBUTED VALUE	7
2.6	ADJUSTMENTS TO ATTRIBUTED VALUE	8
2.7	ELECTIONS	8
2.8	FILING OF ELECTIONS	8
2.9	ASSUMPTION	8
2.10	NO ADJUSTMENTS	8

ARTICLE 3 REPRESENTATIONS AND WARRANTIES		9

3.1	PARTNER’S REPRESENTATIONS AND WARRANTIES	9
3.2	PARTNERSHIP’S REPRESENTATIONS AND WARRANTIES	10
3.3	SURVIVAL OF REPRESENTATIONS AND WARRANTIES	10
3.4	NO ADDITIONAL REPRESENTATIONS OR WARRANTIES BY PARTNER	11

ARTICLE 4 ADDITIONAL AGREEMENTS AND ACKNOWLEDGEMENTS		11

4.1	DECLARATION OF TRUST	11
4.2	CONFLICT	12
4.3	REQUIRED CONSENTS	12

ARTICLE 5 LIABILITY AND INDEMNIFICATION		12

5.1	RESPONSIBILITY OF PARTNER	12
5.2	RESPONSIBILITY OF PARTNERSHIP	13
5.3	PROCEDURE - INDEMNITIES	13
5.4	NO MERGER OF LEGAL RESPONSIBILITIES	14
5.5	SUBSTITUTION AND SUBROGATION	14
5.6	RESPONSIBILITY EXTENDS TO LEGAL COSTS	14

ARTICLE 6 GENERAL		14

6.1	FURTHER ASSURANCES	14
6.2	GOVERNING LAW	14
6.3	ASSIGNMENT	15
6.4	TIME	15
6.5	COUNTERPARTS	15

6.6	ENTIRE AGREEMENT	15
6.7	SEVERABILITY	15
6.8	ADDRESSES	15
6.9	ENUREMENT	16

CONTRIBUTION AGREEMENT

This AGREEMENT dated as of the 1st day of October, 2008.

BETWEEN:

GIBSON ENERGY LTD., a body corporate amalgamated under the laws of Alberta (hereinafter called “the Partner” or “Partner”)

OF THE FIRST PART

- and -

CANWEST PROPANE PARTNERSHIP, an Alberta general partnership as represented by its managing partner Gibson Energy Ltd., and having an office in the City of Calgary, in the Province of Alberta (hereinafter called “the Partnership” or “Partnership”)

OF THE SECOND PART

WHEREAS the Partner wishes to contribute the Assets to the Partnership on a tax deferred basis;

AND WHEREAS the Partner was formed by amalgamation of Gibson Energy Ltd., Gibson Energy Marketing Ltd., 1343126 Alberta Ltd., Terra Firm Canada Inc., REV Fluid Solutions Inc., Canwest Propane Ltd., Integrated Propane Services Ltd. and Moose Jaw Refinery Inc. as of October 1, 2008 (the “Amalgamation”);

NOW THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the premises, mutual covenants, agreements and warranties hereinafter set forth and contained, and other good and valuable consideration (the receipt and sufficiency of which is acknowledged by the parties hereto) the parties hereto respectively covenant and agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1                               Definitions

In this Agreement, including the recitals, this Section and the Schedules attached hereto, unless the context otherwise requires, or unless otherwise defined herein, the capitalized words and phrases defined in the Schedules shall have the meanings ascribed thereto in such Schedules and the following words and phrases shall have the meanings ascribed thereto below, namely:

(a)                                  “Agreement” or “agreement” means this document, together with the Schedules attached hereto and made a part hereof, all as amended, supplemented or modified from time to time;

(b)                                 “Amalgamation” has the meaning given to such term in the second preamble of this Agreement;

(c)                                  “Applicable Law” means, in relation to any Person, Asset, transaction or event, all applicable provisions, whether now or hereafter in effect, of laws, statutes, rules, regulations, official directives and orders of all federal, provincial, municipal and local governmental bodies (whether administrative, legislative, executive or otherwise) and judgments, orders and decrees of all courts, arbitrators, commissions or bodies exercising similar functions in actions or proceedings in which the Person in question is a party or by which it is bound or having application to the asset, transaction or event in question;

(d)                                 “Assets” has the meaning given to such term in Section 2.1;

(e)                                  “Assumed Liabilities” means all liabilities and obligations pertaining to the Assets (including all obligations of the Partner under the agreements relating to the Assets and including all Environmental Liabilities) regardless of whether such liabilities and obligations have arisen prior to or after the Effective Time;

(f)                                    “Attributed Value” has the meaning ascribed thereto in Section 2.5;

(g)                                 “Business” means the retail propane business formerly conducted by Canwest Propane Ltd.;

(h)                                 “Business Day” means any day on that is not a Saturday, Sunday or statutory holiday in Calgary, Alberta;

(i)                                     “Effective Time” means the time on October 1, 2008 immediately following the Amalgamation or such other date and/or time as may be mutually agreed to by the parties hereto;

(j)                                     “Encumbrances” means:

(i)                                     easements, rights of way, servitudes or other similar rights in land granted in the ordinary course of business;

(ii)                                  liens imposed by statute securing the payment of taxes, assessments or other governmental charges which are not due at the relevant time;

(iii)                               rights of any governmental or public authority to levy taxes on or to limit, control or regulate any of the Assets in any manner;

(iv)                              the reservations, limitations, provisos or conditions in any grants or transfers from the Crown of any of the Assets or interests therein, and statutory exceptions to title;

(v)                                 undetermined or inchoate liens (including, without limitation, processors’, operators’, mechanics’, builders’, materialmens’ and similar liens) against the Assets arising in the ordinary course of business in regard to the costs and expenses of operation of the Assets, which costs and expenses are not due or delinquent at the relevant time or the validity of which is being diligently contested by or on behalf of Partner;

(vi)                              all royalty burdens, liens, adverse claims and other encumbrances relating to the Assets; and

(vii)                           all other encumbrances of every nature and kind whatsoever to which the Assets may be subject at the Effective Time;

(k)                                  “Environmental Liabilities” means all liabilities and obligations in respect of abandonment, restoration, reclamation of, and in respect of environmental damage attributable to operations conducted on or with respect to, the Assets regardless of whether any such abandonment, restoration, reclamation or environmental damage relates to or arises out of operations conducted or any condition existing or occurring prior to or after the Effective Time;

(l)                                     “Excise Tax Act” means the Excise Tax Act, 1980 RSC, c. E-15, as amended and the regulations thereunder;

(m)                               “Excluded Assets” has the meaning ascribed thereto in Section 2.2;

(n)                                 “GST” means the goods and services tax payable pursuant to the Excise Tax Act;

(o)                                 “Income Tax Act” means the Income Tax Act (Canada), or similar Applicable Law of any Province or Territory of Canada imposing a tax on income or profits;

(p)                                 “Partnership Interest” has the meaning ascribed thereto in the Partnership Agreement;

(q)                                 “Partnership Agreement” means the Amended and Restated Partnership Agreement dated October 1, 2008 between the Partner and Canwest Propane ULC as amended, supplemented or modified from time to time;

(r)                                    “Person” means an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization, a union, a government or any department or agency thereof and the heirs, executors, administrators or other legal representatives of an individual;

(s)                                  “Required Consent” has the meaning ascribed thereto in Section 4.3;

(t)                                    “Specific Conveyances” has the meaning ascribed thereto in Section 4.1;

(u)                                 “Survival Period” has the meaning ascribed thereto in Section 3.3; and

(v)                                 “Units” has the meaning given to that term in the Partnership Agreement.

1.2                               Schedules

Schedule A – Listed Assets

Schedule B – Listed Excluded Assets

1.3                               References

References to “this agreement”, “this Agreement”, “hereunder”, “herein” and “hereof” refer to the provisions of this Agreement, and references to Articles, Clauses, Sections, Subclauses, Subsections, Paragraphs, Subparagraphs or Schedules herein refer to Articles, Clauses, Sections, Subclauses, Subsections, Paragraphs, Subparagraphs of, or Schedules to, this Agreement.

1.4                               Knowledge or Awareness

Where in this Agreement a representation and warranty is made on the basis of the knowledge or awareness of the Partner, such knowledge or awareness consists only of the actual knowledge or awareness of the current officers of the Partner, without independent investigation or inquiry or review of the Partner’s files or records, and does not include knowledge and awareness of any other person or constructive or imputed knowledge.

1.5                               Headings

The headings of the Articles, Sections, Schedules and any other headings, captions or indices herein are inserted for convenience of reference only and shall not be used in any way in construing or interpreting any provision hereof.

1.6                               Singular/Plural

Whenever the singular or masculine or neuter is used in this Agreement or in the Schedules, it shall be interpreted as meaning the plural or feminine or body politic or corporate, and vice versa, as the context requires.

1.7                               Derivatives

Where a term is defined herein, a capitalized derivative of such term shall have a corresponding meaning unless the context otherwise requires.

1.8                               Statutory References

Any reference to a statute shall include and shall be deemed to be a reference to such statute and to the regulations made pursuant thereto, and all amendments made thereto and enforced from time to time, and to any statute or regulation that may be passed which has the effect of supplementing the statute so referred to or the regulations made pursuant thereto.

1.9                               Currency

Unless otherwise specified, all references to money amounts are to the lawful currency of Canada.

1.10                        Including

Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

1.11                        No Strict Construction

The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

1.12                        Conflicts

If there is any conflict or inconsistency between a provision of the body of this Agreement and that of a Schedule, the provisions of the body of this Agreement shall prevail.

ARTICLE 2

CONTRIBUTION AND PARTNERSHIP INTERESTS

2.1                               Contribution of Assets

Subject to the provisions of this Agreement, the Partner hereby contributes, assigns, transfers, conveys and sets over to the Partnership as a capital contribution, and the Partnership hereby accepts from the Partner as a capital contribution, as of the Effective Time to have, to possess and hold the same, together with all benefit and advantage to be derived therefrom absolutely all of the property and assets used in connection with or otherwise relating to the Business (other than the Excluded Assets), whether real or personal, tangible or intangible, of every kind and description and wherever situated (collectively, the “Assets”), including, without limitation:

(a)                                  all real property of the Partner, together with the buildings, structures, improvements and appurtenances situated thereon;

(b)                                 all rights of the Partner (whether as lessee or lessor) under leases of real property, together with all leasehold improvements relating thereto;

(c)                                  all machinery, equipment, tools, fixtures, furniture, furnishings, parts, tooling molds, dies, jigs or patterns and other fixed assets of the Partner;

(d)                                 all trucks, cars and other vehicles of the Partner;

(e)                                  all inventories of the Partner including, without limitation, raw materials, work in process, operating supplies, packaging materials, finished goods and replacement parts;

(f)                                    all accounts receivable, trade accounts, notes receivable, book debts and other debts due or accruing due to the Partner and the full benefit of all security, guarantees and other collateral for such accounts, notes and debts;

(g)                                 all prepaid expenses and deposits of the Partner including, without limiting the generality of the foregoing, all prepaid taxes and utility expenses, all prepaid purchases of gas, oil and electricity and all prepaid lease payments;

(h)                                 all rights under leases of personal property, orders or contracts for the provision of goods or services (whether as buyer or seller), distribution and agency agreements, employment and collective agreements, agreements and instruments relating to employee pension or benefit plans and other contracts not otherwise referred to in this Section 2.1 of the Partner;

(i)                                     all licences, permits, approvals, consents, registrations, certificates and other authorizations of the Partner;

(j)                                     all trade or brand names, business names, trade marks, trade mark registrations and applications, service marks, service mark registrations and applications, logos, copyrights, copyright registrations and applications, patents, patent registrations and applications and other patent rights (including any patents issued on such applications or rights), trade secrets, proprietary manufacturing information and know how, equipment and parts lists and descriptions, instruction manuals, inventions, inventors’ notes, research data, unpatented blue prints, drawings and designs, formulae, processes, technology and other intellectual property of the Partner together with all rights under licences, registered user agreements, technology transfer agreements and other agreements or instruments relating to any of the foregoing;

(k)                                  all computer hardware and software of the Partner (including all rights under licences and other agreements or instruments relating thereto);

(l)                                     all books and records of the Partner relating to the Business including, without limitation, customer lists, sales records, price lists and catalogues, sales literature, advertising material, manufacturing data, production records, employee manuals, personnel records, supply records, inventory records and correspondence files (together with, in the case of any such information that is stored electronically, the media on which the same is stored); and

(m)                               all goodwill together with the exclusive right of the Partnership to represent itself as carrying on the Business in continuation of and in succession to the Partner, and the right to use any words indicating that the Business is so carried on to have, to possess and to hold the same, together with all benefit and advantage to be derived therefrom, absolutely;

including without limitation any assets described in Schedule “A”.

2.2                               Excluded Assets

The Assets shall not include:

(a)                                  any computer hardware and software of the Partner (including any rights under licenses and other agreements or instruments relating thereto) that is not used exclusively for the purposes of the Business;

(b)                                 any assets that are defined as “Assets” pursuant to any of:

(i)                                     the Contribution Agreement dated October 1, 2008 between the Partner and Gibson Energy Partnership;

(ii)                                  the Contribution Agreement dated October 1, 2008 between the Partner and Moose Jaw Refinery Partnership; and

(iii)                               the Contribution Agreement dated October 1, 2008 between the Partner and MP Energy Partnership; and

(c)                                  any assets described in Schedule “B”;

(collectively, the “Excluded Assets”).

2.3                               Partnership Interests

In recognition of the capital contribution made pursuant to Section 2.1, the number of Units representing the Partner’s interest in the Partnership shall be increased by a number of Units equal to the Attributed Value divided by 10,000.

2.4                               Effective Time

The capital contribution provided for in Section 2.1 is made effective as of the Effective Time.

2.5                               Attributed Value

The parties acknowledge that the aggregate value of the capital contribution arising from the contribution of the Assets shall be equal to the fair market value of the Assets less all Assumed Liabilities comprising such contribution, determined as of the Effective Time (the “Attributed Value”) and the parties shall, as soon as practicable following the Effective Time, agree on the Attributed Value provided that if the parties cannot agree by March 31, 2009, either party may refer the matter to the accounting firm engaged by the Partnership at the time, for a conclusive determination of the Attributed Value.

2.6                               Adjustments to Attributed Value

If, at any time after the Effective Time, the fair market value of any of the Assets is determined, in accordance with the Partnership Agreement, to be different from the fair market value used to calculate the Attributed Value for such of the Assets, then the Partnership Interest held by each of the partners of the Partnership shall be adjusted in accordance with the terms of the Partnership Agreement effective as of the Effective Time, to reflect the revaluation and all other adjustments and payments which may be required pursuant to the Partnership Agreement.  Any adjustments made pursuant to this Section 2.6 shall be effective as of the Effective Time.

2.7                               Elections

(a)                                  For the purposes of subsection 97(2) of the Income Tax Act and any similar provision of provincial or federal legislation, the Partnership shall cause its partners to jointly elect in prescribed form and within the time period referred to in subsection 96(4) of the Income Tax Act, and make revised elections, if necessary, and generally take all such steps as may be considered desirable so as to effect the transfer of the Assets being contributed by the Partner to the Partnership for the purposes of the Income Tax Act at the lowest amounts permitted by subsection 97(2) of the Income Tax Act, or such other amount as the Partnership and its partners agree, with the intended result being that the said transfers will be effected without giving rise to any tax liability thereon to any such partners. The Partnership shall cause its partners to also jointly elect, if applicable, in prescribed form, pursuant to section 22 of the Income Tax Act and section 167 of the Excise Tax Act, if necessary.

(b)                                 The partners and the Partnership shall jointly file an election pursuant to section 156 of the Excise Tax Act with respect to GST.  This election deems supplies made between the partners and the Partnership to be made for nil consideration.

2.8                               Filing of Elections

The Partner is hereby authorized, for and on behalf of and in the name of the Partnership, to prepare, execute and file income tax returns, tax forms and tax elections required to be prepared and filed in respect of the sale, assignment, transfer and conveyance provided for in this Agreement.

2.9                               Assumption

In consideration for the capital contribution made by the Partner pursuant to Section 2.1, the Partnership hereby assumes and becomes liable for and covenants with the Partner to pay, satisfy and perform, all Assumed Liabilities.

2.10                        No Adjustments

Except as contemplated by Section 2.6, no adjustments under the Partnership Agreement shall be made in respect of the contribution of the Assets pursuant hereto.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1                               Partner’s Representations and Warranties

The Partner represents and warrants to the Partnership that:

(a)           Standing: The Partner is a corporation, duly organized and validly existing under the laws of the jurisdiction of its amalgamation, and is duly registered and authorized to carry on business in the jurisdictions in which the Assets are located;

(b)           Requisite Authority: The Partner has the requisite corporate capacity, power and authority to execute this Agreement, and any other agreements and documents required to be delivered hereby and to perform the obligations to which it thereby becomes subject;

(c)           Execution and Enforceability: The Partner has taken all necessary corporate actions to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by the Partner, and this Agreement and all other documents executed and delivered on behalf of the Partner hereunder shall constitute legal, valid and binding obligations of the Partner enforceable in accordance with their respective terms and conditions, subject to the qualification that such enforceability may be subject to (i) bankruptcy, insolvency, fraudulent preference, reorganization or other laws affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at equity or law);

(d)           No Conflict: The execution and delivery of this Agreement and the conveyance of the Assets to the Partnership in accordance with the terms of this Agreement are not in violation or breach of, or in conflict with and do not require any consent, authorization or approval under:

(i)            any term or provision of the constating documents of the Partner;

(ii)           any agreement, instrument, permit or authority to which the Partner is a party or by which the Partner is bound; or

(iii)          any Applicable Law or any judicial order, award, judgement or decree applicable to the Partner;

other than the requirement that the Partner execute a counterpart of the Partnership Agreement and obtain the consents of the parties that are currently partners of the Partnership to admit the Partner as a partner of the Partnership; and

(e)           Residency for Tax Purposes: The Partner is not a non-resident of Canada within the meaning of the Income Tax Act.

3.2                               Partnership’s Representations and Warranties

The Partnership represents and warrants to the Partner that:

(a)           Standing: The Partnership is a general partnership, duly formed under the laws of the Province of Alberta;

(b)           Requisite Authority: The Partnership has the requisite power and authority under the Partnership Agreement to execute this Agreement and any other agreements and documents required to be delivered hereby and to perform the obligations to which it thereby becomes subject;

(c)           Execution and Enforceability: The Partnership and its partners have taken all necessary corporate and partnership actions to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by the Partnership and this Agreement and all other documents executed and delivered on behalf of the Partnership hereunder shall constitute valid and binding obligations of the Partnership enforceable in accordance with their respective terms and conditions, subject to the qualification that such enforceability may be subject to (i) bankruptcy, insolvency, fraudulent preference, reorganization or other laws affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at equity or law);

(d)           No Conflict: The execution and delivery of this Agreement and the conveyance of the Assets to the Partnership in accordance with the terms of this Agreement are not in violation or breach of, or in conflict with and do not require any consent, authorization or approval under:

(i)            any term or provision of the constating documents of the Partnership;

(ii)           any agreement, instrument, permit or authority to which the Partnership is a party or by which the Partnership is bound; or

(iii)          any Applicable Law or any judicial order, award, judgement or decree applicable to the Partnership;

other than the requirement that the Partner execute a counterpart of the Partnership Agreement and obtain the consents of the parties that are currently partners of the Partnership to admit the Partner as a partner of the Partnership; and

(e)           Canadian Partnership: The Partnership is a Canadian partnership for the purposes of the Income Tax Act.

3.3                               Survival of Representations and Warranties

Notwithstanding anything to the contrary herein expressed or implied and notwithstanding the deliveries of covenants, representations and warranties in any other agreements or documents or investigations by the parties hereto or their counsel, the representations and warranties set forth in Sections 3.1 and 3.2 are true at the Effective Time and shall continue and remain in full force and effect for the benefit of the parties hereto provided that no claim shall be made or be enforceable unless written notice of such claim is given by the claimant to the other party within one (1) year of the Effective Time (the “Survival Period”).  The representations and warranties set forth in Sections 3.1 and 3.2 shall be deemed to apply to all assignments, conveyances, transfers and documents conveying any of the Assets from the Partner to the Partnership and there shall not be any merger of any covenant, representation or warranty in such assignments, conveyances, transfers or documents notwithstanding any rule of law, equity or statute to the contrary and all such rules are hereby waived.

3.4                               No Additional Representations or Warranties by Partner

(a)           The Partner makes no representations or warranties to the Partnership except as expressly enumerated in Section 3.1. Without limiting the generality of the foregoing, the Partner does not warrant title to the Assets or make representations or warranties with respect to: (i) the quality, condition or serviceability of the Assets; (ii) the suitability of their use for any purpose; (iii) the quantity or quality of the Assets; (iv) any estimates of the value of the Assets or the revenues applicable to them; (v) any economic evaluations respecting the Assets; or (vi) the Encumbrances to which the Assets may be subject. Without restricting the generality of the foregoing, but subject always to Section 3.3, the Partnership acknowledges that it has made its own independent investigation, analysis, evaluation and inspection of the Partner’s interests in the Assets and the state and condition thereof and it has relied solely on such investigation, analysis, evaluation and inspection as to its assessment of the condition, quantum and value of and Encumbrances affecting titles to the Assets.

(b)           Except with respect to the representations and warranties in Section 3.1 or in the event of fraud, the Partnership forever releases and discharges the Partner and its directors, officers, agents and employees from any claims and all liability to the Partnership or the Partnership’s other partners, as a result of the use or reliance upon advice, information or materials pertaining to the Assets, which was delivered or made available to the Partnership by the Partner or its directors, officers, agents, consultants or employees prior to or pursuant to this Agreement, including, without limitation, any evaluations, projections, reports and interpretive or non-factual materials prepared by or for the Partner, or otherwise in the Partner’s possession.

ARTICLE 4

ADDITIONAL AGREEMENTS AND ACKNOWLEDGEMENTS

4.1                               Declaration of Trust

The Partner hereby acknowledges to, declares and covenants with the Partnership that, in respect of all of the Assets which are held or registered in the name of the Partner, or in respect of which the Partner holds legal title, or any residual, contingent or future interest, the Partner as and from the Effective Time, stands possessed of and holds such Assets and all receipts, proceeds or products from the Assets in trust for the exclusive benefit of the Partnership and the Partner shall only deal with such Assets as instructed by the Partnership.  Upon request of the Partnership, the Partner shall, wherever and to the extent that it is permissible to do so, provide to the Partnership such transfers, assignments, notices of assignment, novation agreements and other conveyances (the “Specific Conveyances”) which are necessary or appropriate to transfer the title to the Assets currently held in the name of the Partner or by its nominee to the Partnership or as the Partnership otherwise directs.  The Partnership shall be responsible at its cost for circulating and registering such conveyances and paying all transfer, registration, sales tax and other charges incurred in connection therewith.

4.2                               Conflict

The parties agree that in the event of a conflict between the terms of this Agreement and any of the Specific Conveyances, this Agreement shall prevail.

4.3                               Required Consents

To the extent that any Asset is not capable of being contributed, assigned, transferred or conveyed, or if such contribution, assignment, transfer or conveyance requires the prior consent of any Person (other than a consent which is customarily obtained after such contribution, assignment, transfer or conveyance, or where the consequence of a failure to obtain such prior consent would not result in any material adverse consequence) (a “Required Consent”) this Agreement shall not constitute a contribution, assignment, transfer or conveyance of legal title to such Asset unless and until such Required Consent or waiver thereof is obtained.  To the extent that any Required Consent is not obtained by the Partner, the Partner shall, from the Effective Time hold the benefits of such Asset in trust and act as agent, for the Partnership in accordance with the provisions of Section 4.1.

ARTICLE 5

LIABILITY AND INDEMNIFICATION

5.1                               Responsibility of Partner

Subject to Section 5.4, the Partner shall

(a)           be liable to the Partnership and its other partners and their respective directors, officers, servants, agents and employees, and each of them, for all losses, costs, damages (excluding consequential damages) and expenses whatsoever which the Partnership, its directors, officers, servants, agents or employees, or any of them, may suffer, sustain, pay or incur, and

(b)           indemnify and save the Partnership and its other partners and their respective directors, officers, servants, agents and employees, and each of them, harmless from and against all claims, liabilities, actions, proceedings, demands, losses, costs, damages (excluding consequential damages) and expenses whatsoever which may be brought against or suffered by the Partnership and its other partners and their respective directors, officers, servants, agents or employees, or any of them, or which they or any of them may sustain, pay or incur, as a direct result of any matter or thing arising out of, resulting from, attributable to or connected with (i) the Assets to the extent occurring or accruing prior to the Effective Time, except any losses, costs, damages (excluding consequential damages), expenses, claims, liabilities, actions, proceedings and demands to the extent that the same either are reimbursed (or reimbursable) by insurance maintained by the Partnership or caused by the negligence or wilful misconduct of the Partnership, its other partners and their respective directors, officers, servants, agents, employees or assigns, or any of them, or to the extent that the same arise out of, result from, are attributable to or connected with the Assumed Liabilities, or (ii) any breach or inaccuracy of any representation or warranty made by the Partner herein in respect of which a written notice specifying the misrepresentation or breach is delivered by the Partnership within the Survival Period in accordance with Section 3.3, or (iii) the failure of the Partner to comply with, or the breach by the Partner of, any of the covenants or agreements to be performed by the Partner in this Agreement.

5.2                               Responsibility of Partnership

Subject to Section 5.4, the Partnership shall:

(a)           be liable to the Partner, its directors, officers, servants, agents and employees, and each of them, for all losses, costs, damages (excluding consequential damages) and expenses whatsoever which the Partner, its directors, officers, servants, agents and employees, or any of them, may suffer, sustain, pay or incur, and

(b)           indemnify and save the Partner, its directors, officers, servants, agents and employees, and each of them, harmless from and against all claims, liabilities, actions, proceedings, demands, losses, costs, damages (excluding consequential damages) and expenses whatsoever which may be brought against or suffered by the Partner, its directors, officers, servants, agents or employees, or any of them, or which they or any of them may sustain, pay or incur, as a direct result of any matter or thing arising out of, resulting from, attributable to or connected with (i) the Assumed Liabilities, or (ii) any breach or inaccuracy of any representation or warranty made by the Partnership herein in respect of which a written notice specifying the misrepresentation or breach is delivered by the Partner within the Survival Period in accordance with Section 3.3, or (iii) the failure of the Partnership to comply with, or the breach by the Partnership of, any of the covenants or agreements to be performed by the Partnership in this Agreement.

5.3                               Procedure - Indemnities

Any party seeking indemnification hereunder shall give reasonably prompt notice thereof to the party from whom indemnification is sought. The party from whom indemnification is sought shall have the sole right to conduct, settle or otherwise dispose of any legal action in respect of which indemnification is sought in any manner it deems appropriate without the consent of the other party if, but only if, it has agreed that the matters in the action are indemnified pursuant to Sections 5.1 or 5.2.

5.4                               No Merger of Legal Responsibilities

The liabilities and indemnities created in this Article shall be deemed to apply to, and shall not merge in, all assignments, transfers, conveyances, novations, trust agreements and other documents conveying any of the Assets from the Partner to the Partnership, notwithstanding the terms of such assignments, transfers, conveyances, novations and other documents, Applicable Law or any rule of law or equity to the contrary, and all such rules are hereby waived to the fullest extent permitted at law.

5.5                               Substitution and Subrogation

Insofar as is possible, each party shall have full rights of substitution and subrogation in and to all covenants, representations and warranties by others previously given or made in respect of the Assets or any of them.

5.6                               Responsibility Extends to Legal Costs

Notwithstanding any provision to the contrary contained in this Article, references to costs in the liability and indemnification obligations prescribed by Sections 5.1 and 5.2 shall be deemed to include reasonable legal costs on a solicitor and his own client basis.

ARTICLE 6

GENERAL

6.1                               Further Assurances

On and after the Effective Time as may be necessary and without further consideration, the parties hereto shall execute, acknowledge and deliver such other documents, novations, instruments and agreements and shall do such other things as may be necessary to better define the Assets or to otherwise carry out their respective obligations under this Agreement.

6.2                               Governing Law

This Agreement shall, in all respects, be subject to and be interpreted, construed and enforced in accordance with the laws in effect in the Province of Alberta and the federal laws of Canada applicable therein. Each party hereto accepts the jurisdiction of the courts of the Province of Alberta and all courts of appeal therefrom.

6.3                               Assignment

The Partnership shall not assign all or any part of this Agreement or any of the rights or obligations of the Partnership under this Agreement without the prior written consent of the Partner.

6.4                               Time

Time shall be of the essence in this Agreement.

6.5                               Counterparts

This Agreement may be executed in counterparts and delivered via electronic transmission and, when so executed and delivered, each such counterpart shall be as valid and binding on all parties hereto as every other counterpart.

6.6                               Entire Agreement

This Agreement constitutes the entire agreement between the parties and there are no other written or verbal agreements or representations with respect to the subject matter hereof.

6.7                               Severability

If any provision of this Agreement, or the application of such provision to any person or in any circumstance, shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement, and the application of such provision to any persons or in any circumstances other than those as to which it is held invalid, illegal or unenforceable shall not be affected thereby.

6.8                               Addresses

(a)           The address for notices of each of the parties hereto shall be as follows:

Partner:	Gibson Energy Ltd.
1700, 440 – 2nd Avenue S.W.
Calgary, Alberta T2P 5E9
Fax# 403-206-4011
Attn: Executive Vice President, Finance and Chief Financial Officer

Partnership:	Canwest Propane Partnership
1700, 440 – 2nd Avenue S.W.
Calgary, Alberta T2P 5E9
Fax# 403-206-4011
Attn: Executive Vice President, Finance and Chief Financial Officer

(b)           All notices, communications and statements (hereinafter called “notices”) required, permitted or contemplated hereunder shall be in writing, and shall be deemed to be sufficiently given and received if:

(i)            personally served on the other party by delivery during the normal business hours of the recipient at the addresses set forth above (such notices shall be deemed received by the addressee when actually delivered); or

(ii)           transmitted by fax directed to the party on whom they are to be served at that party’s fax number set forth above and such notices so served shall be deemed to have been received by the addressee thereof when actually received by it if received within the normal working hours of a Business Day, or otherwise at the commencement of the next ensuing Business Day following transmission thereof.

(c)           Either of the parties hereto may from time to time change its address for service herein by giving written notice to the other.

6.9                               Enurement

This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns.

The remainder of this page is intentionally left blank.  The following page is the signature page.

IN WITNESS WHEREOF the parties hereto have executed this agreement effective as of the date first above written.

GIBSON ENERGY LTD.

Per:	/s/ Richard G. Taylor

Title:	Executive Vice President, Finance

CANWEST PROPANE PARTNERSHIP, by its managing partner GIBSON ENERGY LTD.

Per:	/s/ T. Murray Carey

Title:	Secretary

SCHEDULE A

to the

Contribution Agreement

dated October 1, 2008 between

Gibson Energy Ltd. and Canwest Propane Partnership

LISTED ASSETS

The “Assets” shall include any and all assets identified as being owned by Canwest Propane Ltd. in Appendices 21 and 22 to Schedule 4.1 of the Sale and Purchase Agreement dated August 5, 2008 between Hunting plc, Hunting Energy Holdings Limited and 1413281 Alberta ULC, including the following:

Real Property:

Owned:

1.     1785, 1791 and 1767 Eagle Rock Road, legally described as Lots 1,2 and 3, Section 29, township 4, ODYD of Plan 32961 (located in Armstrong, B.C.)

2.     5205 76th Avenue SE, legally described as Plan 8010816, Block 3, Lot 1 (located in Calgary, Alberta)

3.     8208 Manning Avenue, legally described as Plan 6344AY, Block 8, Lots 3 to 5 inclusive (located in Fort McMurray, Alberta)

4.     13733 116 Avenue, legally described as PID 024-741-141: Lot 1, Sec 2, Block 5, N, Rge 2 W, LMP 45450 (located in Surrey, B.C.)

5.     1702 15th Avenue, legally described as Plan 7820641, Block 3, Lot 5 (located in the Municipal District of Wainwright, Alberta)

Leased:

1.     3441 Trans Canada Highway, legally described as PID 001-036-211-Lot 2, D1 15, Plan 31960, Bright Land District (located in Cassidy, B.C.)

2.     7429 Hwy 621, legally described as NW-32-49-7-W5M (located in Drayton Valley, Alberta)

3.     7524 49th Street, legally described as Plan 782 0924, Block 6, Lot 3 (located in Edmonton, Alberta)

4.     235 MacAlpine Crescent, legally described as NW Corner, Lot 5, Block 10 Plan 7921669 (located in Fort McMurray, Alberta)

5.     Lot 11, Industrial Road #1, legally described as Lot 11, District Lot 375, Kooteney District, Plan 14927 (located in Invermere, B.C.)

6.     926 Yellowhead Hwy, legally described as Parcel FN Block 2, Plan 57409 CLSR, Kamloops Indian Reserve No. 1 (located in Kamloops, B.C.)

7.     710 9th Street North, legally described as LSD Lot 16-301 Plan No. 01SA04571 (located in Martensville, Saskatchewan)

8.     940 Church Road, legally described as Lot 11, Plan 1964, DL 156 Nanoose District (located in Parksville, B.C.)

9.     Hart Highway, legally described as PID 006-597-041-Lot 1, DL 4039, Caribou District, Plan 27213 (located in Prince George, B.C.)

10.   7905 50 Avenue, legally described as Lot: A, Plan: 3759KS (located in Red Deer, Alberta)

11.   1006 MacLean McPherson Road, legally described as Lot 1, Section 6, Township 22, Range 7, W6M KDYD Plan NEP21254 (located in Sicamous, B.C.)

12.   Land at 6212 52 Avenue, legally described as Plan 6303JK, Block E, Lot 2 (located in Taber, Alberta)

13.   790 Industrial Way, legally described as Section 4, Range 3 West, Highland District (located in Victoria, B.C.)

14.   1125 Hwy 97S, legally described as PID 006-724-159-Lot 2, DL 7045, Caribou District, Plan 27248, except Plan 34733 (located in Williams Lake, B.C.)

Owned Buildings:

1.     5205 – 76 Avenue S.E. Calgary, AB

2.     1702 – 15 Avenue, Wainwright, AB

3.     Drayton Valley, AB

4.     5503 – 63 Avenue, Lloydminster, AB

5.     6212 – 52 Avenue, Taber, AB

6.     7524 – 49 Street, Edmonton, AB (Garage)

7.     Lot #11, Industrial Road #1, Invermere, BC

8.     4810 – 37 Avenue, Anderson Industrial Park, Valleyview, AB

9.     13733 – 116 Avenue, Surrey, BC

10.   1225 Tamarack Road, Slave Lake, AB

11.   Gull Lake, SK

12.   8208 Manning Avenue, Fort McMurray

13.   1791 Eagle Rock Road, Armstrong, BC

Leased Buildings:

1.     7905 – 50 Avenue, Red Deer, AB

2.     7524 – 49 Street, Edmonton, AB

3.     6502 – 50 Avenue, Bonnyville, AB

2

4.     Provost, AB

5.     Unit #25, 1343 Alberni Hwy, Parksville, BC

6.     1125 Cariboo Hwy 97 S, Williams Lake, BC

7.     Kamloops, BC

8.     Prince George, BC

9.     Aberfoyle, ON

Personal Property:

Attached to this Schedule A as Appendix 1, are 19 pages describing owned personal property of Canwest Propane Ltd.

For greater certainty the “Assets” shall include all assets associated with all profit centres as recorded in the general ledger account of Canwest Propane Ltd. (Company 23).

3

APPENDIX 1

of SCHEDULE A

to the

Contribution Agreement

dated October 1, 2008 between

Gibson Energy Ltd. and Canwest Propane Partnership

This Appendix 1 comprises:

Pages 1 through 9: Excerpts from Subsequent Disclosure Appendix 22 to the Sale and Purchase Agreement entitled Canwest Propane Ltd. Company Light Trucks, Tanks with Piping, etc., Crane Trucks, Bulk Delivery Trucks, and Trailers;

Pages 10 through 16: Lists of Canwest Propane Ltd. vehicles attached as appendices to Bills of Sale between Canwest Propane Ltd. and Canwest Propane ULC, both dated September 29, 2008;

Pages 17 through 19: Lists of Canwest Propane Ltd. tanks at third party locations.

4

Schedule 14

Canwest Propane Ltd.

Company Light Trucks

CW204	2005 GMCX SAVANA RW	1GTHG39UX61182328
CW206	2001 GMC 1/2 TON	1GTHK24U91C195302
CW208	2007 CHEV SILVERADO	1GCEK19J27Z627192
CW209	2002 CHEV C3500	1GBJC34V12E285795
CW211	2006 FORD F160	1FTRX12W46NB05632
CW212	2007 DODGE RAM 1500	1D7HA18P47J618164
CW219	2006 GMC SIERRA	1GTEK19B36Z264800
CW221	2005 GMC BOX VAN	1GDE5C1E95F532057
CW226	2007 GMCX SIERRA 1500	2GTEK19C171651445
CW243	2004 GMC SIERRA	1GTHK24U34E257467
CW246	2004 DODGE RAM PICK UP	1D7HA18N04J277615
CW248	2007 DODGE RAM 2500	1D7KS28D37J578576
CW249	2008 HONDA RIDGELINE	2HJYK16438H000008
CW252	2005 FORD F-150	1FTRX14W65FA55998
CW255	99 GMC 1/2 TON	1GDP7C1C9XJ513123
CW257	98 CHEV 1/2 TON	1GCEC14N2WE102978
CW263	2006 GMCX SIERRA	1GTGK13U96F161868
CW268	2002 FORD F150 4X4 SUPERCAB	2FTPX18LB2CA32771
CW272	2007 DODGE RAM 1500	1D7HU18P77J580226
CW273	2003 GMC TRUCK 3/4 2 WD	1GDHC24U73R316128
CW274	2003 GMC 3/4 2WD	1GTHC24U83E366430
CW801	2007 GMCX SIERRA 2500	1GTHK24K27E553637
CW802	2007 GMCX SIERRA 2500	1GTHK24K87E550547
CW803	2007 GMCX SIERRA 2500	1GTHK29K77E585203
CW814	2008 CHEV SILVERADO	1GCFK19Y68Z187464
CW825	2008 FORD F-260 4X4	1FTSW21Y2BEC91414
CW841	2008 DODGE RAM	1D7HA18N3BJ168183
CW845	2008 CHEVROLET SILVERADO	1GCEK19J08Z199138
CW850	2002 CHEVROLET SILVERADO	1GCGC24492Z260846
CW851	2002 CHEVROLET SILVERADO	1GCGC2449260393
CW852	2007 CHEVROLET SILVERADO	1GCHK29U67E139903
CW854	2008 CHEV SILVERADO 1500 4X4	1GCEK190XBZ231374
CW867	2008 FORD F-150 4X4	1FTPX14V8BFA73518
CW868	2008 DODGE RAM 1500	1D7HU18N38J168529
CW869	2008 DODGE RAM 1500	3D7KR19D68G176137
CW871	2008 DODGE RAM 1500	1D7HA18NXBS552472
CW876	2008 CHEV SILVERADO	1GCEK19CX8Z188181
CW877	2008 FORD F-150 4X4 SUPER CAB	1FTPX14V28FA74048
CW888	2004 DODGE RAM 1500	1D7HU18D14S729077
CW898	2008 AUDI Q7 AWD	WA1EV64L48DO11029

CW	2006 FORD ESCAPE	1FMCU9414KC70737
CW	2006 TOYOTA SIENNA	5TDZA23C46S443800
CW258	2006 GMC	1GTHK23U96F142005
CW878	2008 CHEV SILVERADO	2GCEK13M681282259
CW816	2008 GMC YUKON	1GTHFK6682J124401
CW830	2008 GMC SIERRA	1GTHK24K58E169322
CW831	2008 GMC SIERRA	1GTHK24K38E168783
CW832	2008 GMC SIERRA	1GTHK24KX8E164942
CW228	1997 FORD F250	1FTHY25G9VEA45495
CW301	1993 CHEV 3/4 TON	1GCFK24KPOZ205285
CW303	2000 FORD F150	2FTPX17Z9YCA80326

Schedule 15

Canwest Propane Ltd.

Tanks with Piping etc,

101	27802A	3600 USWG
102	12389A	3200 USWG
103	35551A	5950 USWG
104	31904A	850 USWG
105	002812	850 USWG
106	39887	2000 USWG
107	35876A	5996 USWG
108	P-035	850 USWG
110	34864A	1750 USWG
111	37640A	5950 USWG
112	T-050	3600 USWG
114	R-042	850 USWG
115	Y-127	3200 USWG
117	35800A	1050 USWG
119	35785	1050 USWG
120	36291A	2600 USWG
121	35412A	1900 USWG
122	32041A	5950 USWG
123	X1227	5000 USWG
124	002640	3030 USWG
125	DD951	2000 USWG
126	39096A	5950 USWG
127	13623	1200 USWG
128	40112	3200 USWG
129	37373.	2800 USWG
131	AE3350	700 USWG
132	7834	700 USWG
133	66857	2500 USWG
134	W28W01825	900 USWG
135	005008	3800 USWG
138	003217	3800 USWG
141	7A-0019	700 USWG
142	33621A	900 USWG
143	29674A/29873A	3000 USWG
144	24634	850 USWG
145	JJ623	2500 USWG
146	40874	1800 USWG
148	140475	3000 USWG
150	33227A	5950 USWG
152	003156	3600 USWG
109	1002	5200 USWG
118	928	5600 USWG
147	1001	5200 USWG
149	979	3200 USWG

153	002759	700 USWG
154	33626A	5950 USWG
155	29220A	5900 USWG
156	9647	2000 USWG
157	T4587A	5552 USWG
158	9551	3200 USWG
159	31650A	6000 USWG
160	003216	5950 USWG
161	35376A.	5950 USWG
162	35556A	5950 USWG
163	M418	700 USWG
164	7585	4500 USWG
165	33562A	5950 USWG
166	4990	1800 USWG
167	1169	5950 USWG
169	36433A	5950 USWG
171	36034A	5950 USWG
172	403-92	3500 USWG
173	61-108	3200 USWG
174	36761A	6950 USWG
176	7295	3500 USWG
177	7685A	3600 USWG
179	37381A	6950 USWG
180	TT-484	2100 USWG
181	145250	3315 USWG
182	385-92	3500 USWG
185	37354A	5950 USWG
186	37841A	5950 USWG
187	T5226	3200 USWG
188	37840A	5950 USWG
189	6894	2900 USWG
190	39257A	5950 USWG
192	38241A	5950 USWG
193	38228A	5950 USWG
196	31797A	3600 USWG
197	24067	3400 USWG
198	38367A	5950 USWG
199	38810A	5950 USWG
501	E652A / E652B	1250 USWG
502	P036	850 USWG
504	1243	5950 USWG
505	38800	2000 USWG
506	38707	2000 USWG
507	38799	3200 USWG
508	38897A	5950 USWG
509	39366	2500 USWG
511	P-034	5600 USWG
512	1201	5600 USWG
175	986	3200 USWG

513	X113	5600 USWG
514	H6809	3499 USWG
515	B10401	3500 USWG
516	942	5600 USWG
534	68642	2400 USWG
535	F140899	2500 USWG
536	28086A	3600 USWG
539	28781A	5700 USWG
538	151-92	3600 USWG
537	402-92	3500 USWG
540	7352	6500 USWG
541	68271	6000 USWG
543	30627A	4800 USWG
546	B09122	2400 USWG
547	967	5200 USWG
517	25720/25121	3200 USWG
531	365849	3000 USWG
548	H7950	3200 USWG
551

Schedule 16

Canwest Propane Ltd,

Crane Trucks

201	2006 GMC	1GDE5C1G06F431797
202	2002 INTERNATIONAL 4300 4X2	1HTMMAAN72H413241
203	2002 INTERNATIONAL 7600	1HTWPADR02J042740
207	97 GMC 3500	1GDJC34R3VFOO7675
210	2004 INTERNATIONAL 7400	1HTWPADR74J024030
215	2005 INTERNATIONAL 7400 4X2	1HTWCAAN65J1B6004
217	2007 GMC TRUCK	1GDE5C3247F406761
220	2002 INTERNATIONAL 6800	1HTXHAXT62J037244
223	2003 INTERNATIONAL 7400 6X4	1HTWHADR63J072945
228	1997 FORD F250 W/CRANE	1FTHX25G9VEA45496
229	2003 GMC TOPKICK W/CRANE	1GDE4E1ED3F519046
247	2003 INTERNATIONAL 4300	1HTMMAAP23H582716
250	2000 GMC C-SERIES TOP KICK	1GDL7H1C5YJ502939
251	2007 PETERBILT PB340	2NPRHD8X97M699398
253	2000 INTERNATIONAL	1HTSCAAPOYH265955
260	2007 INTERNATIONAL 4300 SBA 4X2	1HTMMAAP97H632949
261	2007 INTERNATIONAL 7500 6X4	1HTSCAAP5AH385384
262	1998 FREIGHTLINER SINGLE	1FV3EFACXWH901711
265	2006 INTERNATIONAL 7000	1HTWNAZR36J340719
266	2002 INTERNATIONAL 4000	1HTMKADR42H504195
270	1998 FREIGHTLINER	1FV3EFAC5WHA08509
275	2007 GMC TRUCK	1GDE5C1G47F416754
276	2003 INTERNATIONAL 5500 6X4	1HTXLADT23J073047
277	2006 INTERNATIONAL	1HTWNAZR16J340718
281	1990 KW	2NKBLA0X7LM925111
291	2007 GMC SIERRA	1GDE5C1G37F416597
213	2009 GMC C5500	1GDE5C1G99F403484
225	2009 INTERNATIONAL 4300	1HTMMAAN69H093825
261	2007 INTERNATIONAL 7500	1HTWNAZR075J466005

Schedule 17

Canwest Propane Ltd,

Bulk Delivery Trucks

103	2007 INTERNATIONAL	1HTXLAHT27J465879
105	2003 GMC	1GDC4E1153F502098
106	2007 INTERNATIONAL	1HTMPAFM77H357509
107	2006 INTERNATIONAL	1HTWNAZRX6J340720
108	2003 GMC	1GDE4E1E53F505627
110	2003 FORD	3FDNF85YX3MB01050
111	2007 INTERNATIONAL 7500 6X4	1HTWNAZR37J469156
114	2006 GMC	1GDE5C1G76F428329
115	2001 FREIGHTLINER	1FVA6XAK61HH35834
116	2006 VOLVO	4V4NC9GH36N409932
117	2004 GMC C5500	1GDE5C1E94F507285
118	2007 INTERNATIONAL	1HTWNAZR57J469157
119	2004 GMC	1GDE5C1E84F507552
122	2002 INTERNATIONAL	1HTWNADR62J042738
125	2003 INTERNATIONAL	1HTMMAAP73H588799
126	2008 INTERNATIONAL	1HTXRAPT26J378238
127	2008 INTERNATIONAL	3HAJFAVKX6L382119
128	2007 INTERNATIONAL	1HTMMAAP27H357508
129	2004 STERLING	2FZACHCS64AM78766
133	2003 INTERNATIONAL	1HTMMAAP03H582715
138	2005 INTERNATIONAL 7500	1HTWNAZR55J185945
141	1999 FORD MOUSE	1FDAF56F9XED63840
142	1999 FORD MOUSE	1FDAF56F4XEE45135
143	95 GMC TOPKICK	1GDM7H1MCSJ5D5137
144	1999 FORD MOUSE	1FDAF56F6XEE02542
145	2003 GMC C7500	1GDL7J1333F509245
146	2007 INTERNATIONAL CF600 4X2	3HAJFAVK57L545929
150	2006 INTERNATIONAL 5500	1HTXLAPTX6J211384
152	2002 GMC MEDIUM C6500	1GDP7C1C42J502836
154	2007 INTERNATIONAL 5600	1HTXLA4T97J550766
156	2002 INTERNATIONAL 4300	1HTMNAAM72H413244
157	2004 INTERNATIONAL 7500	1HTWPADR44J089529
158	2004 INTERNATIONAL 4300	IHTMMAAR14H605888
159	2004 INTERNATIONAL 7500	1HTWPADR04J024029
160	2003 INTERNATIONAL 7400	1HTWHADR33J072944
161	2003 INTERNATIONAL 7400	1HTWHADRX3J073833
162	2006 INTERNATIONAL 7600	1HTWNAZR36J340722
164	2004 INTERNATIONAL 7500	1HTWPADR24J089528
165	2007 INTERNATIONAL 55001 6X4	1HTXLAHT97J550768
166	96 1HC4700	1HTXLAHT4J550741
167	2002 INTERNATIONAL	1HTHCADRO2H510624

169	2004 INTERNATIONAL 7500	1HTWPADR04J089530
171	2006 INTERNATIONAL	1HTWPAZT76J347158
173	2001 IHC 8100	1HTHBADNO1H3050579
176	2006 INTERNATIONAL 7400	1HTWCAAR75J151362
177	2000 IHC 4700	1HTSCAAN8YH307013
179	2005 INTERNATIONAL 7500	IHTWNAZR35J185944
180	2000 IHC 4700	1HTSCAAM6YH313626
186	2002 INTERNATIONAL	2HSCEAXR62C032107
187	1996 INTERNATIONAL	1HTSCAAN7TH326564
188	2002 INTERNATIONAL	2HSCHAST42CO32102
189	2002 INTERNATIONAL	1HTMMAAP42H413246
192	2002 INTERNATIONAL	1HTHCADR22H510825
193	2002 INTERNATIONAL	1HTWNADR32J042737
196	2005 INTERNATIONAL 7500	1HTWCAAN85J127553
197	2005 INTERNATIONAL 7500	1HTWCAAR65J127554
199	2004 INTERNATIONAL	1HTWPADRX4J023986
501	1998 FORD F700	1FDPF70J5WVA22226
502	2002 GMC 1 TON TANKER	3GDKC34G42M110568
504	2005 STERLING	2FZHAWDJ15AV40953
505	2006 INTERNATIONAL 4200	1HTMPAFM26H255386
506	2006 INTERNATIONAL CF600	3HAJFAVK96L165149
507	2005 INTERNATIONAL 700	1HTWCAAN45J186003
508	2005 INTERNATIONAL 7500	1HTWNAR95J185947
509	2006 INTERNATIONAL 4200	1HTMPAFM46H256387
511	2007 INTERNATIONAL	1HTW1AZR27J466006
515	2007 INTERNATIONAL 4300	1HTMMAAN17H404221
534	2007 INTERNATIONAL 4300	1HTMPAPM37H357510
535	2007 INTERNATIONAL	1HTMMAAP77H532948
536	2001 Freightliner	1FVABXCS31HH 89033
537	1993 Ford	1FDYF70S6PVA39457
538	2005 Peterbuilt	2NPLLZ9XBSM862801
539	2005 Peterbuilt	2NPLL29X65MB57958
540	2006 Peterbuilt	2NPLLZ0X16M545041
546	2008 INTERNATIONAL 4300 SBA 4X2	1HTJTSKM68H636180
547	2008 INTERNATIONAL 7500 SBA 6X4	1HTWNAZR18J657224

Schedule 18

Canwest Propane Ltd.

Trailers

401	1969 FRUEHAUF	OMK467604
402	1984 PAYLINER	1279223
403	1975 ALLTANK	2592
404	1962 FRUEHAUF	SK401014768
409	1980 Lubbock	UNKNOWN
410	1984 EVANS	1EVINSR24ELL61132
411	1980 LUBBOCK	60695
413	1982 EVANS	1NNG04224CL061053
415	1976 LUBBOCK	59241
418	1981 MISSISSIPPI	80902
419	1980 TRINITY	433077
420	1983 ENDERBY ANDER	440638
421	1988 ALTANK	3111
423A	1981 DALLAS	10306A
423B	1981 DALLAS	10306B
426	1979 TRINITY INDUSTRIES	421977
427	1990 WESTERN ROCK BIT	29470A
439	1969 JAMES UNITED STEEL	DD449
475	1988 MISSISSIPPI TANK	82042
478	1985 CALGARY STEEL TANK	Z-543
490	1972 TRIANMOBILE	169256, 169258, 162732,162718
495	1978 MISSISSIPPI TANK	80529
VW02	2007 MIRAGE	MUCH716TAZ

Branch	Unit #	License #	Year	Make	VlN	VALUE $$	Expiry DT
Head Office	273	YSS 083	2003	GMC	1GDHC24U73E316128	$8,000.00	30-Jun-09
East Kootenay	274	YXA 932	2003	GMC	1GTHC24U83E366430	$8,000.00	30-Jun-09
Peace District	276T	R20114	2006	PJ TRAILER	4P5PH253461078876	$15,000.00	Permanent
Drayton Valley	277	FBY049	2006	INTERNATIONAL	1HTWNAZR16J340718	$55,000.00	30-Jun-09
Head Office	401	581126	1969	FRUEHAUF	OMK467604	$45,000.00	Permanent
Vancouver Island	402	T82191	1964	PAYLINER	1279223	$45,000.00	Permanent
Vancouver Island	403	S49652	1976	ALTANK	002592	$45,000.00	Permanent
Calgary	404 T	V39713	1962	FRUEHAUF	SK401014768	$45,000.00	Permanent
Edmonton	410	V15707	1984	EVANS	1EVINSR24ELL61132	$45,000.00	Permanent
Drayton Valley	411-HiPine	V15708	1980	LUBBOCK	60695	$45,000.00	Permanent
Red Deer	413	V15709	1982	EVANS	1NNG04224CL061053	$45,000.00	Permanent
Taber	415	V15710	1976	LUBBOCK	59241	$45,000.00	Permanent
Peace District	418	V15712	1981	MISSISSIPPI	80902	$45,000.00	Permanent
Head Office	419-TruKar	V15713	1980	TRINITY	433077	$45,000.00	Permanent
Lloydminster	420T	V15714	1983	ENDERBY ANDER	440638	$45,000.00	Permanent
Peace District	421	V15703	1986	ALTANK	VINATI400V861211.	$45,000.00	Permanent
Surrey	423A	V15704	1981	DALLAS	10306A	$45,000.00	Permanent
Surrey	423B	V15705	1981	DALLAS	10306B	$45,000.00	Permanent
Vancouver Island	427(127T)	T82079	1990	WESTERN ROCK BIT	2W9SAM1U1L2013066	$45,000.00	30-Jun-09
Lloydminster	478(178).	T82044	1965	CALGARY STEEL	Z 543	$45,000.00	30-Jun-09
Vancouver Island	495(195T)	S49512	1978	MISSISSIPPI	80529	$45,000.00	30-Jun-09
Wainwright	502	DUF 752	2002	GMC	3GDKC34G42M110568	$5.000.00	30-Jun-09
Calgary	505	ENB 792	2006	INTERNATIONAL	1HTMPAFM26H255386	$30.000.00	30-Jun-09
Calgary	507	EUM 473	2005	INTERNATIONAL	1HTWCAAN45J186003	$25,000.00	30-Jun-09
Red Deer	509	FAM131	2006	INTERNATIONAL	1HTMPAFM46H255387	$35,000.00	30-Jun-09
Drayton Valley	512-NEW	NZA 684	2009	INTERNATIONAL	1HTWYAHT89J059279	$70,000.00	30-Jun-09
Edmonton	515	HDA844	2007	INTERNATIONAL	IHTMMAAN17H404221	$70,000.00	30-Jun-09
Calgary	546	LAF019	2008	INTERNATIONAL	1HTJTSKM68H638180	$85,000.00	30-Jun-09
Drayton Valley	547 - NEW	LZY252	2008	INTERNATIONAL	1HTWNAZR18J657224	$85,000.00	30-Jun-09
Peace District	803	KMA641	2007	GMC	1GTHK29K77E585203	$40,000.00	30-Jun-09
Fort McMurray	850	KMA455	2002	CHEVROLET	1GCGC24U92Z260846	$12,000.00	30-Jun-09
Fort McMurray	851	KMA456	2002	CHEVROLET	1GCGC24U92Z260393	$12,000.00	30-Jun-09
Fort McMurray	852	KMA457	2007	CHEVROLET	1GCHK29U67E139903	$38,000.00	30-Jun-09

Branch	Unit #	License #	Year	Make	VIN	VALUE $$	Expiry DT
UNKNOWN		V15706	2007	Mirage	5M3BU162871025244	$3,500.00	Permanent
UNKNOWN		V15711	2007	Mirage	5M3BU162171024887	$3,500.00	Permanent
MTCE TRUKARE	190/490	S58559	1972	TRIALMOBILE	3954028		Permanent
Red Deer	105	VFG657	2003	GMC	1GDC4E1153F502098	$5,000.00	30-Jun-09
Calgary	106	JHY 297	2007	INTERNATIONAL	1HTMPAFM77H357509	$50.000.00	30-Jun-09
Calgary	107	FNA 860	2006	INTERNATIONAL	1HTWNAZRX6J340720	$45,000.00	30-Jun-09
Fort McMurray	118	JHY 309	2007	INTERNATIONAL	1HTWNAZR57J469157	$45,000.00	30-Jun-09
Calgary	119	MEN132	2004	GMC	1GDE5C1E64F507552	$12,000.00	30-Jun-09
Fort McMurray	122	KMA 460	2002	INTERNATIONAL	1HTWNADR52J042738	$18,000.00	30-Jun-09
Calgary	125	YKV 612	2003	INTERNATIONAL	1HTMHAAP73H588799	$15,000.00	30-Jun-09
Peace District	126	HDA 790	2006	INTERNATIONAL	1HTXRAPT26J378238	$55,000.00	30-Jun-09
Calgary	128	HHA 529	2007	INTERNATIONAL	1HTMMAAP27H357508	$45,000.00	30-Jun-09
Peace District	150	EHC860	2006	INTERNATIONAL	1HTXLAPTX6J211384	$60,000.00	30-Jun-09
Edmonton	156	TYP 792	2002	INTERNATIONAL	1HTMNAAM72H413244	$18,000.00	30-Jun-09
Fort McMurray	158	CYL 259	2004	INTERNATIONAL	1HTMMAAR14H605888	$25,000.00	30-Jun-09
Peace District	162	YML 302	2006	INTERNATIONAL	1HTWNAZR36J340722	$55,000.00	30-Jun-09
Drayton Valley	164	KMA 451	2004	INTERNATIONAL	1HTWPADR24J089528	$30,000.00	30-Jun-09
Peace District	165	JVE012	2007	INTERNATIONAL	1HTXLAHT47J550741	$75,000.00	30-Jun-09
Edmonton	167	EYT 579	2002	INTERNATIONAL	1HTHCADR02H510624	$25,000.00	30-Jun-09
Lloydminster	169	BRY022	2004	INTERNATIONAL	1HTWPADR04J089530	$30,000.00	30-Jun-09
Peace District	171	FNA 861	2006	INTERNATIONAL	1HTWPAZT76J347159	$55,000.00	30-Jun-09
Fort McMurray	173-LoanEd	KYM058	2001	INTERNATIONAL	1HTHBADN01H350579	$25,000.00	30-Jun-09
Taber	174 - NEW	YML304	2008	INTERNATIONAL	1HTWYAHT18J046288	$100,000.00	30-Jun-09
Edmonton	175 - NEW	PEV702	2009	INTERNATIONAL	1HTMMAAN09H046340	$70,000.00	30-Jun-09
Fort McMurray	176	EKM981	2005	INTERNATIONAL	1HTWCAAR75J151362	$30,000.00	30-Jun-09
Red Deer	177	WTU131	2000	INTERNATIONAL	1HTSCAAN8YH307013	$15,000.00	30-Jun-09
Fort McMurray	179	KEG265	2005	INTERNATIONAL	1HTWNAZR35J185944	$60,000.00	30-Jun-09
Calgary	180	WRJ 696	2000	INTERNATIONAL	1HTSCAAM6YH313626	$15,000.00	30-Jun-09
Red Deer	185 - NEW	NZA685	2009	INTERNATIONAL	1HTWYAHT69J059278	$65,000.00	30-Jun-09
Head Office	187-TruK	YML313	1996	INTERNATIONAL	1HTSCAAN7TH326564	$5,000.00	30-Jun-09
Surrey	2001	T40859	2005	MISSISSIPPI TANK	1MP9PTOX475H355431	$80,000.00	Permanent
Calgary	201	FYP302	2006	GMC	1GDE5C1G06F431797	$50,000.00	30-Jun-09
Lloydminster	210T	T40750	2004	SOUTHLAND	2S9LC442751015248	$25,000.00	30-Jun-09
Peace District	220T	T20308	2001	COURTNEY BERG	2C9T3BPAX23161172	$25,000.00	Permanent
Head Office	225 -NEW	NZE528	2009	INTERNATIONAL	1HTMMAAN69H093825	$80,000.00	30-Jun-09
Fort McMurray	250	KMA 458	2000	GMC	1GDL7H1C5YJ502939	$15,000.00	30-Jun-09
Fort McMurray	251	KMA 459	2007	PETERBILT	2NPRHD8X97M699398	$60,000.00	30-Jun-09
Wainwright	257 Ken.S	LXF 462	1998	CHEVROLET	1GCEC14M2WE102976	$10,000.00	30-Jun-09
Edmonton	260	ENV 322	2007	INTERNATIONAL	1HTMMAAP97H532949	$60,000.00	30-Jun-09
Red Deer	265	DAT467	2006	INTERNATIONAL	1HTWNAZR36J340719	$50,000.00	30-Jun-09
Calgary	270	UTS 117	1998	FREIGHTLINER	1FV3EFAC5WHA08509	$8,000.00	30-Jun-09

Branch	Unit #	License #	Year	Make	Model	VIN	VALUE $	REG NO	GVW
Taber	111	KCE243-P	2007	INTERNATIONAL	SF637	1HTWNAZR37J469156	$110,000.00	150-186856	24140	AB/SK
Drayton Valley	138	EUF984-P	2005	INTERNATIONAL	7000	IHTWNAZR55J185945	$60,000.00	170-178503	23750	AB/SK
Lloydminster	154	LAC476-P	2007	INTERNATIONAL	5500; 6x4	IHTXLAHT97J550766	$80,000.00	171-827306	26400	AB/SK
Wainwright	157	KCE244-P	2004	INTERNATIONAL	7500	1HTWPADR44J089529	$50,000.00	138-380506	23800	AB/SK
Lloydminster	159	DRU495-P	2004	INTERNATIONAL	7500	1HTWPADR04J024029	$50,000.00	138-380407	23000	AB/SK
Lloydminster	160	YML301-P	2003	INTERNATIONAL	7400	1H7WHADR33J072944	$35,000.00	164-836462	23800	AB/SK
Lloydminster	161	YVB579-P	2003	INTERNATIONAL	7000	1HTWHADRX3J073833	$35,000.00	142-943125	23800	AB/SK
Taber	186	HPE652-P	2002	INTERNATIONAL	9200	2HSCEAXR62C032107	$35,000.00	175-187293	53500	AB/SK
Wainwright	192	KCE245-P	2002	INTERNATIONAL	Loadstar 8100	1HTHCADR22H510625	$35,000.00	138-416409	23800	AB/SK
Lloydminster	193	YML305-P	2002	INTERNATIONAL	7500	1HTWNADR32J042737	$35,000.00	138-380308	23800	AB/SK
Lloydminster	199	DUF715-P	2004	INTERNATIONAL	7500 HT 530	1HTWPADRX4J023986	$38,000.00	150-040277	24500	AB/SK
Lloydminster	203	YML237-P	2002	INTERNATIONAL	7500	1HTWPADR02J042740	$30,000.00	138-408083	23800	AB/SK
Lloydminster	210	DYT722-P	2004	INTERNATIONAL	7500	1HTWPADR74J024030	$35,000.00	150-575306	24140	AB/SK
Taber	253	YML311-P	2000	INTERNATIONAL	4000	1HTSCAAPOYH265955	$20,000.00	177-343217	14700	AB/SK
Wainwright	261	YML312-P	2007	INTERNATIONAL	7500 SBA 6X4	1HTWNAZR07J466005	$85,000.00	138-380563	24140	AB/SK
Wainwright	504	EHC563-P	2005	STERLING	STERLING	2FZHAWDJ15AV40963	$60.000.00	153-863717	24770	AB/SK
Wainwright	511	KEL461-P	2007	INTERNATIONAL	7000 Series	1HTWNAZR27J466006	$85,000.00	159-986213	24140	AB/SK
Peace District	103	HFA256-P	2007	INTERNATIONAL	PAY STAR	1HTXLAHT27J465879	$85,000.00	169-167426	53500	AB/BC
Taber	166	URH910-P	1996	INTERNATIONAL	4000	1HTSLABM3TH209750	$10,000.00	157-204710	11430	AB/BC
Peace District	188	YML329-P	2002	INTERNATIONAL	L9327	2HSCHAST42C032102	$20,000.00	138-381405	26100	AB/BC
East Kootenay	196	DHY464-P	2005	INTERNATIONAL	7400	1HTWCAAN85J127553	$35,000.00	174-610295	15500	AB/BC
Calgary	197	MEY943-P	2005	INTERNATIONAL	7400	1HTWCAAR65J127554	$35,000.00	138-380852	15500	AB/BC
East Kootenay	215	YML320-P	2005	INTERNATIONAL	7400	1HTWCAAN65J186004	$35,000.00	138-380910	14800	AB/BC
Peace District	223	YNH605-P	2003	INTERNATIONAL	7400	1HTWHADR53J072945	$30,000.00	157-655390	23800	AB/BC
Peace District	276	MZA098-P	2003	INTERNATIONAL	PAYSTAR 5500	1HTXLADT23J073047	$30,000.00	144-988060	26300	AB/BC
Peace District	508	EEK635-P	2005	INTERNATIONAL	SF637	1HTWNAZR95J185947	$35,000.00	158-713115	23800	AB/BC
Okanagan	517	MEY331-P	2008	INTERNATIONAL	4300	1HTMMAAN38H566739	$55,000.00	176-283125	14800	AB/BC
Peace District	220	CUF018-P	2002	INTERNATIONAL	5600	1HTXHAXT62J037244	$25,000.00	179-779829	48000	AB/BC/SK
Taber	247	URH739-P	2003	INTERNATIONAL	4300 SBA 4X2	1HTMMAAP23H582716	$20,000.00	157-665481	14700	AB/BC/SK

CANWEST PROPANE LTD.

NBC 2008 TRUCK FLEET

CANWEST PROPANE ULC. - NBC FLEET

Unit No	Year	Make	VIN	Plate No.	Body Style	Parked at	GVW	Radius	MVI No.	Expiry	Value
144	1999	Ford	1FDAF56F0XEE02542	5021GK	Tank	Hwy 20 West, Bella Coola, BC V2G 2V2	7,938	0-160	DW26452	30-Sep-09	$5,000

281	1990	Kenworth	2NKBLA0X7M925111	1161KS	FLDCK	1125 Hwy 97 S, Williams Lake V2G 2V2	25,000	161 - 550	DY82584	31-Mar-09	$15,000
291	2007	GMC	1GDE5C1G37F416597	4087LM	FLDCK	1125 Hwy 97 S, Williams Lake V2G 2V2	10,000	161 - 550	DW87063	31-Dec-08	Lease
536	2001	Fr. Liner	1FVABXCS31HH89033	4024LC	Tank	1125 Hwy 97 S, Williams Lake V2G 2V2	14,600	161 - 550	DW87072	28-Feb-09	$15,000
539	2005	Peterbuilt	2NPLLZ9X55M857958	1159KS	Tank	1125 Hwy 97 S, Williams Lake V2G 2V2	23,700	161 - 550	DY82583	31-Mar-09	$40,000

108	2003	GMC	1GDE4E1E53F505627	4642HX	Tank	4989 Hartway Drive, Prince George V2K 5B7	8,415	161 - 550	DY83500	31-Mar-09	$20,000
275	2007	GMC	1GDE5C1G47F416754	4088LM	FLDCK	4989 Hartway Drive, Prince George V2K 5B7	10,000	161 - 550	DW87062	31-Dec-08	$30,000
301	1993	Chev	1GCFK24K0PZ205285	1168KS	Pickup	4989 Hartway Drive, Prince George V2K 5B7	3,500	n/a	n/a	n/a	$2,000
540	2006	Peterbuilt	2NPLL70X16M645041	1166KS	Tank	4989 Hartway Drive, Prince George V2K 5B7	26,300	161 - 550	DY33349	31-Mar-09	$45,000
888	2004	Dodge	1D7HU18D14S729077	6005HG	Pick up	4989 Hartway Drive, Prince George V2K 5B7		n/a	n/a	n/a	Lease
											$172,000

License and Insure for the period of August 1, 2008 to July 31, 2009

Coverage - minimum CGL	$1,000,000

2008 BC TRUCK INFO for ICBC REGISTRATION	BRANCH:	INTERIOR(OKANAGAN)

UNIT NO. (List Numerically)	Year	PARKED AT (address & PC)	PLATE NO.	MAKE	MODEL	VIN	DESCRIPTION (Tank, Crane, PU)	RADIUS (under 160, 161-550 km or over 550 km)	MVI NO	MVI EXPIRY	Value
102	2002	2053 Campbell Rd, Kelowna V1S 1Z9	5661 GP	International	DT8100	1HTHBADR92H527019	Tank	Within 160 km	DW 80005	28-Feb-09	$25,000	O/O
112	1996	926 Yellowhead Hwy., Kamloops V2H 1A2	1725 GY	International	DT4700	1HTSCAAN1TH326561	Tank	Within 160 km	DY 07650	30-Jun-09	$10,000	O/O
115	2001	1791 Eagle Rock Rd Armstrong V0E 1B7	5662 GP	Freightliner	FL 80	1FVABXAK51HH35834	Tank	Within 160 km	DX 57351	30-Apr-09	$20,000
120	2000	1006 MacLean Mcpherson Rd. Sicamous V0E 2V0	5663 GP	Freightliner	FL 70	1FV6HJBA8YHF68791	Tank	Within 160 km	DX 07120	30-Jun-09	$20,000	O/O
142	1999	926 Yellowhead Hwy., Kamloops V2H 1A2	5668 GP	FORD	F-550	1FDAF56F4XEE45135	Tank	Within 160 km	DW 97928	28-Feb-09	$5,000
207	1997	845 Cedarside Rd. Valemount B.C. V0E 2Z0	3627HK	GMC	3500	1GDJC34R3VF007675	Crane	161 - 550 km	DY07718	31-Aug-09	$5,000
217	2007	1791 Eagle Rock Rd Armstrong V0E 1B7	8027 KN	GMC	5500	1GDE5C3247F406761	Crane	161 - 550 km	DX 08562	30-Apr-09	$30,000
T-218	2003	1791 Eagle Rock Rd Armstrong V0E 1B7	22030 Y	Trailerman	Flat Deck	2T9FRSHB43T131070	Trailer	na	DY07763	30-Sep-09	$5,000
222	2005	926 Yellowhead Hwy., Kamloops V2H 1A2	1670 JW	GMC	TC5C042	1GDE5C1E85F532180	Crane	161 - 550 km	DX 52238	30-Apr-09	$25,000
228	1997	1791 Eagle Rock Rd Armstrong V0E 1B7	6186 HP	Ford	F-250	1FTHX25G9VEA45495	PU	na	N/A	N/A	$3,000
534	2007	1791 Eagle Rock Rd Armstrong V0E 1B7	1133KW	IHC		1HTMPAFM37H357510	Tank	161 - 550 km	DY 36621	30-Jun-09	$45,000
535	2007	1791 Eagle Rock Rd Armstrong V0E 1B7	AN4186	IHC		1HTMMAAP77H532948	Tank	161 - 550 km	DX93079	31-May-09	$45,000
814	2008	1791 Eagle Rock Rd Armstrong V0E 1B7	3336LG	Chevrolet	1500	1GCFK19Y68Z187464	PU	Over 550 km	N/A	N/A	Lease
877	2008	926 Yellowhead Hwy., Kamloops V2H 1A2	1592LK	FORD	F-150	1FTPX14V28FA74048	P/U	na	N/A	N/A	Lease
											$238,000

102	CGL = $10,000,000 - collision = $1,000 ded - Comprehensive = $1,000 ded
112	CGL = $10,000,000 - collision = $1,000 ded - Comprehensive = $1,000 ded
120	CGL = $10,000,000 - collision = $1,000 ded - Comprehensive = $1,000 ded

All Others	Minimum CGL

CANWEST PROPANE LTD.	BRANCH:	Surrey
2008 BC TRUCK INFO for ICBC REGISTRATION

UNIT NO. (List Numerically)	Year	PARKED AT (address & PC)	PLATE NO.	MAKE	MODEL	VIN	DESCRIPTION (Tank, Crane, PU)	RADIUS (under 160, 161-550 km or over 550 km)	MVI NO	MVI EXPIRY	Value
113	2005	13733 116th Ave Surrey V3R 0T2	P28376	Volvo	Tractor	4V4NC9GH15N388402	Tractor	Pro rate	DX93922	30-Nov-08	Lease	O/O
116	2006	1440 Port of Tacoma Rd, Tacoma. WA	P28366	Volvo	Tractor	4V4NC9GH36N409932	Tractor	Pro rate	DX10671	31-Dec-08	$70,000
510	2009	13733 116th Street Ave V3R 0T2	P28368	Volvo	Tractor	4V4NC9KJ99N270775	Tractor	Pro rate	DY47338	28-Feb-09	Lease	O/O
110	2003	13733 116th Street Ave V3R 0T2	5019GK	FORD	F650	3FDNF65YX3MB01050	Tank	Under 160	DV35112	31-Oct-08	$20,000
114	2006	13733 116th Street Ave V3R 0T2	9153KJ	GMC	Kodiak	1GDE5C1G76F428329	Tank	Under 160	DV03522	31-Oct-08	$25,000
117	2004	13733 116th Street Ave V3R 0T2	4172LD	GMC	Kodiak	1GDE5C1E94F507285	Tank	Under 160	DY37837	30-Sep-09	$15,000
189	2002	13733 116th Street Ave V3R 0T2	5669GP	International	Convent	1HTMMAAP42H413246	Tank	Under 160	DX10651	30-Jun-09	$25,000
204	2005	13733 116th Street Ave V3R 0T2	4627HX	GMC	Savana	1GTHG39UX51182328	Van	161 to 550	n/a	n/a	Lease
227	1994	13733 116th Street Ave V3R 0T2	6185HP	Ford	F Series	2FDLF47G9RCA10825	FLDCK	161-550	DW00161	30-Jun-09	$3,000
255	1999	13733 116th Street Ave V3R 0T2	AN4185	GMC	Cab Over	1GDP7C1C9XJ513123	FLDCK	Under 160	DW00184	28-Feb-09	$10,000
262	1998	13733 116th Street Ave V3R 0T2	5023GK	Freightliner	Convent	1FV3EFACXWH901711	FLDCK	161-550	DX10662	30-Jun-09	$10,000
262T	2008	13733 116th Street Ave V3R 0T2	04489C	Snake River	Trailer	5PTBF202381009911	Trailer	161-550	DV29702	31-Jan-09	$6,000
263	2006	13733 116th Street Ave V3R 0T2	6099JF	GMC	1500HD	1GTGK13U96F161868	Pick up	n/a	n/a	n/a	Lease
303	2000	535 Lillooet Lake Road V0N 2K0	1150KS	Ford	F-150	2FTPX17Z9YCA80326	Pick up	n/a	n/a	n/a	$5,000
538	2005	535 Lillooet Lake Road V0N 2K0	1158KS	Peterbuilt		2NPLLZ9X85M862801	Tank	0-160	DX81199	31-Mar-09	$40,000
867	2008	13733 116th Street Ave V3R 0T2	3335LG	Ford	F150	1FTPX14V88FA73518	Pick up	n/a	n/a	n/a	Lease
											$229,000

Units	Special Coverages
113	CGL = $10,000,000 - collision = $1,000 ded - Comprehensive = $1,000 ded
510	CGL = $10,000,000 - collision = $1,000 ded - Comprehensive = $1,000 ded
263	CGL - $5,000,000 plus Roadstar plus

All Others	Minimum CGL

BRANCH:	Vancouver Island # 15

UNIT NO. (List Numerically)	Year	PARKED AT (address & PC)	PLATE NO.	MAKE	MODEL	VIN	DESCRIPTION (Tank, Crane, PU)	RADIUS (under 160, 161-550 km or over 550 km)	MVI NO	MVI EXPIRY	Value
127	2006	795 Industrial Way Victoria V9B 6E2	9159KJ	INTERNATIONAL	CF600	3HAJFAVKX6L3621 19	Tank	Under 160	DZ02614	30-Sep-09	$30,000
129	2004	4214 Chantrelle Way Campbell River V9H 1B1	1733GY	STERLING	ACTERRA	2FZACHCS64AM78766	Tank	Under 160	DW76721	31-Jan-09	$20,000
141	1999	25, 1343 Alberni Hiway Parksville V9H 2H1	5020GK	FORD	F550	1FDAF56F9XED63840	Tank	Under 160	DY11153	31-Jul-09	$5,000
133	2003	795 Industrial Way Victoria V9B 6E2	AV4648	INTERNATIONAL	4300	1HTMMAAP03H582715	Tank	Under 160	DY68198	30-Sep-09	$15,000
146	2007	795 Industrial Way Victoria V9B 6E2	2411LK	INTERNATIONAL	CF600	3HAJFAVK7L545929	Tank	Under 160	DW00169	31-Jan-09	$40,000
149	2009	25, 1343 Alberni Hiway Parksville V9H 2H1	AR2719	INTERNATIONAL	4300	1HTMMAAN29H046341	Tank	Under 160	DY27415	28-Feb-09	$50,000
152	2002	25, 1343 Alberni Hiway Parksville V9H 2H1	5655GP	GMC	T8500	1GDP7C1C42J502636	Tank	Under 160	DX54744	30-Apr-09	$15,000
162	2007	795 Industrial Way Victoria V9B 6E2	AR2708	GMC	T8500	1GDP8F1347F416722	Tank	Under 160	DY27348	31-Jan-09	$60,000
202	2002	25, 1343 Alberni Hiway Parksville V9H 2H1	1729GY	INTERNATIONAL	4300	1HTMMAAN72H413241	Crane	161-550	DU93147	31-Jan-09	$15,000
221	2005	25, 1343 Alberni Hiway Parksville V9H 2H1	3129JT	GMC	5500	1GDE5C1E95F532057	Service Van	161-550	DW82030	28-Feb-09	$20,000
229	2003	795 Industrial Way Victoria V9B 6E2	6187 HP	GMC	4500	1GDE4E1E03F519046	Crane	161-550	DZ02612	30-Sep-09	$25,000
869	2008	25, 1343 Alberni Hiway Parksville V9H 2H1	4067LN	DODGE	1500	3D7KR19D68G176137	Pickup		N/A	N/A	Lease
871	2008	25, 1343 Alberni Hiway Parksville V9H 2H1	4083LN	DODGE	1500	1D7HA18NX8S552472	Pickup		N/A	N/A	Lease
506	2006	25, 1343 Alberni Hiway Parksville V9H 2H1	5832JN	INTERNATIONAL	CF600	3HAJFAVK96L165149	Tank	Under 160	DX30874	30-Apr-09	$30,000

											$325,000

b) 7524 - 49 St. Edmonton, AB
c) 6502 - 50 Ave., Bonnyville, AB
d) Provost, AB
e) Unit #25, 1343 Alberni Hwy, Parksville, BC
f) 1125 Cariboo Hwy 97 S, Williams Lake, BC
g) Kamloops, BC
h) Prince George, BC
i) Aberfoyle, ON

3. Propane Storage Facilities	s/n
The following lists Canwest Tanks at Third Party locations
a) 7905 - 50 Ave., Red Deer, AB	B3837, 7326, 398-92

112658, Z-540, JJ1133, 54-100,
JJ730, D4509,
ZWWTS18A9GR000184, 7392,
97388802, R0704073, R0704072,
b) 5205 -76 Ave. S.E., Calgary, AB	H0800171, H0800172
c) RR#l, Boyle, AB	105601
d) Provost, AB	2675
e) 1103 Main St, N.E., Slave Lake, AB	37502A
f) 1702 - 15 Ave., Wainwright, AB	26979A, 002675
g) lnvermere, BC	36332A
h) Taber, AB	36032A, U100, WW1086, T3076, J4803
I) Bonnyville, AB	24317A
J) Valleyview, AB	N7375, R5255, 002680, 002931, 115922, 29543A
k) Saskatoon, SK	30944A
l) Lacombe, AB - In Paint/Repair Shop	29344A
m) Lloydminster, SK	2463A

112782, 340547,34054310, 34054322, 1412194, 1212197,
n) Surrey, BC	1412198, X-1221, D9835
o) Elk Point, AB	606594
p)Grande Prairie, AB	30940A
q) Red Earth, AB	34570A
r) Mountaineer Lodge, Lake Louise, AB	113626
s) Prince George, BC	2678A, S995, T4587, Z411,77456
t) Fort McMurray, AB	26488A, 26492A, 002678, 14522, 381.92, 5851A
u) Armstrong, BC	115087, 3K002, 30444A
v) Sicamous, BC	27346A
w) Brooks, AB Asphalt plant	115607
x) Lacombe, AB - In Paint/Repair Shop	116009
y) Lacombe, AB - In Paint/Repair Shop	24310A
z) Valleyview, AB	25382A
aa) Rainbow Lake, AB	3079A
ab) Red Earth, AB	36433A
ac) Saskatchewan River Crossing, Lake Louise,.	Z5613
ad) Rimbey, AB	J16082, 609868
ae) NCE Resources (8-27-06-21-W1)	11314A
af) Husky Oil (100-16-31-006-J6W4-00)	34234A
ag) Banff Rail Company, Fortress Ski Resort	26975A
ah) Lacombe, AB - In Paint/Repair Shop	63-373
ai) Fort McMurray, AB - Travers @ Nexen	82612-65-6
aj) G&C Asphalt (North Battleford, SK)	12337A
ak) Kamloops, BC	5965

al) KeIowna, BC	61-1835
am) Lacombe, AB - In Repair Shop	30540A
an) PTI Camp, Fort McMurray, AB	56-682
ao) Valemount, BC	115961
ap) Prince George, BC	115962
aq) Victoria, BC	77222
ar) Parksville, BC	38073A
as) Cassidy, BC	114021
at) Gull Lake, SK	Z-1229
au) Fort Nelson, BC	24322A
av) Northgate Industries, Bucking Horse	8091
aw) Hardisty, AB Frac Plant	26265A/26487A
ax) Lake Louise, AB Skl Resort	JJ786
ay) Nakiska, AB Skl Resort	R739
az) Burns Lake, Prince George, BC	R-5411A
ba) Port Hardy, B.C.	113814
bb) Grieg Seafood, Campbell River BC	116826
bc) Campbell River; BC	60-461
bd) Avenir Operating Corp, Taber, AB (100-01-	29046A
be) Husky Oil, Taber AB (100-10-12-005-17W4	E-4319
bf) Petro Canada Fort Hills, Fort McMurray, AB	24323A
bg) Whitehorn RCR	54-17
bh) Petrofund, Taber, AB	DD1537
bi) Lacombe, AB - In Repair Shop	DD829
bj) Chard Camp, Fort McMurray, AB	36550A
bk) Petro Canada Fort Hills, Fort McMurray, AB	26491A
bl) C1PA Lumber, Surrey, BC	6310
bm) Gasex Propane, Fort St John, BC	3034LA
bn) Peace River, AB	26267A
bo) Northgate Industries, Grande Cache, AB	8092
bp) Saddle Tech, Edmonton, AB	002678
bq) Lacombe, AB - In Paint/Repair Shop	2WWTS18A3DR000094
br) Lacombe, AB - In Paint/Repair Shop	2966
bs) Lacombe, AB - In Paint/Repair Shop	2967
bt) Williams Lake, BC	5.155-914
bu) Williams Lake, BC	8282
bv) Kamloops, BC	7277/7276
bw) Belin Coola, BC	115439
bx) Prince George, BC	101703
by) Prince George, BC	119265
bz) Burns Lake, BC	Bulk Plant Yard - 40,000
ca) Terrace, BC	Bulk Plant Yard - 30,000
cb) Prince Rupert, BC	Bulk Plant Yard - 18,000
cc) Red Stone - Williams Lake, BC	6,500
cd) Anihim Lake - Williams Lake, BC	5,000
ce) Mount Polley - Williams Lake, BC	524
cf) Mount Polley - Williams Lake, BC	11095A
cg) NW Lumber Mill - Valemount, BC	605966
ch) NW Lumber Mill - Valemount, BC	1061076
ci) Inventory - Williams Lake, BC	12,000
cj) Inventory - Williams Lake, BC	12,000
ck) Inventory - Carnaby Mill, Terrace, BC	18,000
cl) 7429 Hwy 621, Drayton Valley, AB
cm) County Road 3, Ernestown, ON	IPSL 5x30,000 1 cardlock

4.	INVENTORIES all propane, Service Station, Equipment
The following are Canwest tanks at third party sites and include propane and equipment for re-sale
a) Red Deer, AB
b) Drayton Valley, AB
c) Calgary, AB
d) Wainwright, AB
e) Edmonton, AB
f) Armstrong, B.C.
g) Surrey, BC
h) Lloydminster, AB
I) Valleyview, AB
j) Taber, AB
k) Fort McMurray, AB
l) Prince George, BC
m) Parksville, BC
n) Inverinere, BC
o) Williams Lake, BC

AB.	LINK PETROLEUM INC
1.	Storage Tank Orville
2.	Tacoma Torminal
3.	Misc. Pipe Valves & Pumps
4.	Inventory

AC.	MOOSE JAW REFINERY INC.

Process & Utilities Facilities — based on CCRL expansion costs adjusted for size (15 kbbls/day vs 25 kbbls/day) no inflation factor (CCRL units were completed in 2003)
Tankage—Crude Oil, Asphalt, distillate, Tops
1.1M bbls of storage x. $62.50/bbl of storage (recent ENT cost)

Pipeline Connections — To Enbridge and South Saskatchewan

Rail Loading— Rail spur c/w 16 loading stations
Truck Risers — Weigh scale, loading, unloading, multiple products

Storage buildings, control room, lab & equipment, SCADA

SCHEDULE B

to the

Contribution Agreement

dated October 1, 2008 between

Gibson Energy Ltd. and Canwest Propane Partnership

LISTED EXCLUDED ASSETS

•      All furniture, fixtures and leasehold improvements relating to the Calgary head office associated with profit centres 600-699 and 700-799 as recorded in the general ledger account of Gibson Energy Ltd. (Company 01).

•      All information systems associated with profit centres 600-699 and 700-799 as recorded in the general ledger account of Gibson Energy Ltd. (Company 01).

•      All accounts associated with profit centre 000 as recorded in the general ledger accounts of Gibson Energy Ltd. (Company 01) and Gibson Energy Marketing Ltd. (Company 21).

•      All financial derivative contracts entered into by Gibson Energy Ltd. or any predecessor in interest prior to October 1, 2008.

•      All owner/operator contracts associated with the trucking business of Gibson Energy Ltd. (Company 01).

•      Lease of Office Space between Millennium Tower Leaseholds Inc. and Gibson Petroleum Company Limited dated August 13, 1998.

•      Master Lease Agreement between GE Capital Vehicle and Equipment Leasing Inc. and Gibson Energy Ltd. (undated).

•      Vehicle Lease Agreement between Edmonton Kenworth Ltd. and Gibson Energy Ltd. dated January 1, 2006.

•      Enterprise Agreement between Microsoft Licensing, GP and Gibson Energy Ltd. effective December 22, 2005 and associated Enterprise Enrollment.

•      All accounts (except capital asset accounts) associated with profit centres 600-699 and 700-799 as recorded in general ledger accounts Gibson Energy Ltd. (Company 01) and Gibson Energy Marketing Ltd.